Exhibit 99.1

Lev Pharmaceuticals to Raise $35 Million in Registered Direct Offering

NEW YORK, N.Y. -- (BUSINESS WIRE) -- August 14, 2007 -- Lev Pharmaceuticals, Inc. (“Lev”) (OTCBB: LEVP) today announced it has entered into definitive agreements to sell units of its securities in a registered direct offering for gross proceeds of approximately $35 million, before deducting placement agent fees and estimated offering expenses. Each unit consists of one share of common stock and warrants to purchase an additional 0.2 shares of common stock. Under the terms of the transaction, Lev will sell approximately 23.3 million units at a price of $1.50 per unit to a select group of institutional investors. The exercise price for the warrants will be $1.86 per share. At closing, the Company will issue approximately 23.3 million shares of common stock and warrants to purchase approximately 4.7 million shares of common stock to the investors. The closing of the offering is expected to take place on August 17, 2007, subject to the satisfaction of customary closing conditions.

Jefferies & Company, Inc. acted as lead placement agent, CIBC World Markets Corp. served as co-lead placement agent and Morgan Joseph & Co. Inc. acted as co-placement agent for the transaction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Jefferies & Company, Inc. at 520 Madison Avenue, 12th Floor, New York, NY 10022 or by fax request at (212) 284-2208.

A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission on June 13, 2007.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lev

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. In July, Lev announced that it submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) seeking approval of Cinryze™ (C1 inhibitor) for the acute treatment of hereditary angioedema (HAE). Lev is the first company to submit a licensing application for the acute treatment of HAE in the United States. Lev’s C1 inhibitor, proposed to be marketed as Cinryze™, has been granted orphan drug status for the treatment and prevention of HAE, potentially securing, upon approval, market exclusivity for seven years. Lev has also received fast track designation status from the FDA, which facilitates the development and expedites the review of drugs and biologics intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. Lev is also evaluating the development of C1 inhibitor for the treatment of acute myocardial infarction, or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev or C1 inhibitor for the treatment of HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new information arising out of clinical trial results, our heavy dependence on the success of CinryzeTM, our dependence on our suppliers, our dependence on third parties to manufacture CinryzeTM, obtaining regulatory approval to market CinryzeTM; market acceptance of CinryzeTM, maintaining the orphan drug status associated with CinryzeTM, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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Contact:
Jason Tuthill, Director, Investor Relations
Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
(212) 850-9130
jtuthill@levpharma.com